EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-24641 of Domain Energy Corporation of our reports dated April 3, 1997 (June 20, 1997 as to Note 7), and June 13, 1997, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 3, 1997 (June 20, 1997 as to stockholder's equity) relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Houston, Texas
June 20, 1997